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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1996, except Note 13, as to which the date
is November   , 1996, in the Registration Statement (Form S-1 No. 333-12235) and
the related Prospectus of Panavision Inc. for the registration of its shares of its common stock.


                                                               ERNST & YOUNG LLP


Los Angeles, California
November   , 1996



    The foregoing consent is in the format that will be signed upon the effectiveness of the 1,413:1 stock split as described in Note 13 of the notes to the consolidated financial statements.



                                                          /s/  ERNST & YOUNG LLP


                                                               ERNST & YOUNG LLP


Los Angeles, California
October 29, 1996